First Quarter 2022 Earnings Conference Call Bill Rogers – Chairman & CEO Daryl Bible – CFO April 19, 2022

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) Truist’s ability to generate positive operating leverage in future periods, (ii) Truist’s effective income tax rate in future periods, (iii) Truist’s ability to increase diversity in senior leadership roles going forward, (iv) new digital capabilities to be offered by Truist and the timing for making such capabilities available, (v) future levels of insurance revenue and net income, total revenue, adjusted noninterest expense, net charge-off ratio, and net interest margin, (vi) the timing for completion of Truist’s merger integration and conversion activities and the future benefits of such activities, (vii) projected amounts of merger-related and restructuring charges and incremental operating expenses related to the merger and the timing for elimination of such charges and expenses, (viii) the amount of expense savings to be realized from the merger and the timing of such realization, including through reductions in third party spend and non-branch facilities, branch closures, decreases in personnel and technology integrations, (ix) Truist’s expectations for its CET1 ratio and share repurchases, (x) anticipated capital deployment in future periods, (xi) the effects of interest rate changes on Truist’s net interest income, (xii) Truist’s medium-term performance targets with respect to return on tangible common equity and efficiency ratio, (xiii) the impacts of purchase accounting accretion and amortization of intangibles in future periods, and (xiv) projections of future dividends. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021 and in Truist’s subsequent filings with the Securities and Exchange Commission: • risks and uncertainties relating to the Merger of heritage BB&T and heritage SunTrust, including the ability to successfully integrate the companies or to realize the anticipated benefits of the Merger; • expenses relating to the Merger and integration of heritage BB&T and heritage SunTrust; • deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated; • the COVID-19 pandemic disrupted the global economy and adversely impacted Truist’s financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin, decreased demand for certain types of loans, and increases in the allowance for credit losses; a resurgence of the pandemic, whether due to new variants of the coronavirus or other factors, could reintroduce or prolong these negative impacts and also adversely affect Truist’s capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets; • Truist is subject to credit risk by lending or committing to lend money, and may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral; • changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity; • inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets; • risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; • risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; • failure to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions; • increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; • failure to maintain or enhance Truist’s competitive position with respect to new products, services and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; • negative public opinion, which could damage Truist’s reputation; • increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance; • regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; • evolving legislative, accounting and regulatory standards, including with respect to climate, capital, and liquidity requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations; • the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on profitability; • accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time; • general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, and instability in global geopolitical matters or volatility in financial markets, including as a result of the military conflict between Russia and Ukraine, could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; • risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; • risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform, without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; • Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations and integration activities could be adversely impacted, which could be exacerbated in the increased work-from-home environment caused by the COVID-19 pandemic as job markets may be less constrained by physical geography; • fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; • security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyber-attacks, which have increased in frequency following the Russian invasion of Ukraine, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Adjusted Operating Leverage - The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Pre-Provision Net Revenue - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess the quality of capital and returns relative to balance sheet risk. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist’s management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist’s earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders’ equity, and adjusted return on average tangible common shareholders’ equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders’ equity, amortization of intangible assets. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist’s management also adds back merger- related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist’s management uses this measure in its analysis of the Corporation’s Insurance Holdings segment. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Selected items affecting results are included on slide 7.

4

# Living our purpose

*Inspire and build better lives and communities*

### Community Impact, Financial Inclusion, and Education

- Achieved 114% of prorated goal for the $60 billion 3 year 2020-2022 Community Benefits Plan commitment[1]
- Truist Foundation launched Inspire Awards, a pitch competition open to nonprofits supporting Black, Indigenous, and people of color (BIPOC) and women-owned small businesses to plan, market, and grow their businesses
- Truist Foundation awarded a $10 million grant to Connect Humanity, a nonprofit focused on advancing digital equity among historically marginalized communities

### Responsible Business and Ethical Conduct

- Recognized as one of Fortune Magazine's "Most Admired Companies"
- Earned perfect 100 score from the Human Rights Campaign Foundation on its Corporate Equality Index, and designated as "Best Places to Work for LGBTQ Equality"

### Technology and Client Service

- Completed the largest phase of the integration, transitioning ~7 million clients to the Truist ecosystem and rebranding 6,000 signs to Truist; continue to actively support clients through the transition
- Unveiled Truist One Banking, a first-of-its-kind approach to the checking account experience with no overdraft fees and other solutions to help clients achieve financial success

### Human Capital and DEI

- 16.2% of senior leadership roles are held by ethnically diverse teammates, above our 2023 goal of 15%; with continued aspirations for growth in this area
- Truist welcomed back remaining teammates to on-site work throughout March, with flexibility
- Introduced plans to launch an Employee Stock Purchase program later this year; strengthening an already industry leading benefits program (pension, 401(k), health & wellness, etc.)

### ESG and Environmental Sustainability

- Announced plans to achieve net zero greenhouse gas emissions by 2050, furthering aspiration to support Truist's, and our clients', transition to a low-carbon economy
- Published 2021 Social Bond Impact Report, outlining investments made as a result of the social bond issued in March 2021—including 267 affordable housing developments across 15 states
- Joined with the Risk Management Association (RMA) & 18 peer banks to form the RMA Climate Risk Consortium, to develop standards for banks to integrate climate risk management throughout their operations

1 As of 1/31/22

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Financial Results

7 Selected items affecting 1Q22 results Item ($ MM, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges ($216) ($166) ($0.12) Incremental operating expenses related to the merger ($202) ($155) ($0.12) Securities gains / (losses)1 ($69) ($53) ($0.04) Gain on redemption of noncontrolling equity interest related to the acquisition of certain merchant services relationships1 $74 $57 $0.04 See non-GAAP reconciliations in the appendix Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted diluted EPS due to rounding 1 See page 18 for additional detail

# 1Q22 performance highlights

**Summary Income Statement ($ MM)**

| | 1Q22 | Change vs. 4Q21 | Change vs. 1Q21 |
|---|---|---|---|
| **GAAP / Unadjusted** | | | |
| Revenue | $5,351 | (4.3)% | (2.9)% |
| Expense | $3,674 | (0.7)% | 1.8% |
| PPNR | $1,677 | (11.3)% | (11.7)% |
| Provision for credit losses | $(95) | (7.8)% | NM |
| Net income available to common | $1,327 | (12.9)% | (0.5)% |
| Diluted EPS | $0.99 | (12.4)% | 1.0% |
| ROTCE | 18.6% | (30) bps | 220 bps |
| Efficiency ratio | 69.0% | 250 bps | 320 bps |
| **Adjusted** | | | |
| Revenue | $5,346 | (4.4)% | (2.3)% |
| Expense | $3,119 | (0.4)% | 0.1% |
| PPNR | $2,227 | (9.4)% | (5.5)% |
| Net income available to common | $1,644 | (11.2)% | 2.6% |
| Diluted EPS | $1.23 | (10.9)% | 4.2% |
| ROTCE | 22.6% | — | 320 bps |
| Efficiency ratio | 58.3% | 230 bps | 140 bps |

**Commentary**

**Earnings and profitability**

- Solid financial results, even in volatile market conditions
  - $1.6 billion of adjusted net income ($1.23 per share) and adjusted ROTCE of 22.6%
- Adjusted revenues declined 4.4% sequentially – reflects challenging market conditions for investment banking/mortgage and seasonality
- Adjusted expenses slightly lower as seasonal factors offset by lower incentive compensation
- 460 bps YoY negative GAAP operating leverage; adjusted YoY negative operating leverage was 240 bps
  - Continue to target positive operating leverage for full year 2022 (GAAP and adjusted)
- Asset quality remains excellent: 25 bps of NCO

**Balance sheet, capital, and liquidity**

- Solid sequential organic loan (ex PPP) and deposit growth of 1.2% and 1.0%, respectively
- Acquired Kensington Vanguard and certain merchant services relationships
- Capital (9.4% CET1) and liquidity (111% LCR) remain very strong

**Completed largest merger integrations**

- Heritage SunTrust clients and branches converted to Truist ecosystem
- Retail, Business, and Wealth digital migrations are complete
- Branches and corporate offices rebranded
- Mortgage servicing conversion complete

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix
1 See page 18 for additional detail

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9 Truist Digital is already delivering enhanced benefits to our clients New to heritage BB&T New to heritage SunTrust New at Truist Fraud inspector for Business Business wires mobile Personal Financial Management One View mobile app with entitlement management and payment approvals Truist Insights Truist Assist Coming soon! Identify fraudulent items in the previous day’s cleared transactions and initiate a return request for suspected fraudulent items Business owners and entitled users can initiate a wire transfer View linked accounts and investments, categorize and track spending and income, and create budgets and goals CFOs and Treasurers can give user permissions and entitlements at a granular level; can approve ACH and wire transactions on the go Analyzes retail clients’ historical transaction activity providing proactive, automated financial guidance to help clients spend, save, and live better A virtual assistant that understands client questions, delivers answers, and completes tasks on behalf of the clients using everyday language

10 $173.8 $170.5 $165.8 $164.5 $167.5 4.11% 4.03% 3.92% 3.81% 3.70% 3.65% 3.61% 3.58% 3.49% 3.42% Commercial LHFI ($ B) Consumer & Card LHFI ($ B) Loans HFI yield (%) Loans HFI yield ex. PAA (%) 1Q21 2Q21 3Q21 4Q21 1Q22 – Average loans down 2.0%; ex PPP, up 0.8% – C&I, ex PPP and MWL, up 7.1%, reflecting increased production and higher utilization – MWL portfolio down $2.7 billion, or 51% – CRE/commercial construction, down $4.2 billion, or 13% – Residential mortgage up 4.7% as a result of aforementioned factors – Average loans up 0.8%; ex PPP, up 1.2% – C&I, ex PPP and mortgage warehouse lending (MWL), up 5.1% due to broad- based growth across most industry verticals and geographies – MWL down $1.4 billion, or 34%, given lower industry refi volumes (C&I) – CRE/commercial construction down $1.1 billion, or 3.8% – Residential mortgage up 1.7% as a result of strategy to portfolio certain correspondent production and slower prepay speeds – Consumer and card, ex mortgage, down 2.0%, primarily due to auto market challenges, and continued declines in government guaranteed student loan portfolio – EOP loans, ex PPP, up 0.5% – Led by C&I, ex PPP and MWL, up 3.2% – MWL down $1.0 billion, or 26% – See appendix for additional details on PPP Average loans & leases HFI 5-Quarter Trend vs. Prior Quarter vs. Year-over-Year $121.1$121.8$120.4$118.0$120.9 $294.7 $288.6 $286.2 $286.3 $288.6 up 1.2% (ex PPP)

11 Average deposits $383.2 $396.3 $402.7 $411.0 $415.2 0.05% 0.04% 0.03% 0.03% 0.03% Total deposits ($ B) Total deposit cost (%) 1Q21 2Q21 3Q21 4Q21 1Q22 5-Quarter Trend vs. Prior Quarter vs. Year-over-Year – Average deposits increased $4.3 billion, or 1.0% – Money market and savings increased 2.8% – Interest checking increased 1.5% – Total cost of deposits was 3 bps (stable to prior quarter) – Cost of interest bearing deposits was 5 bps (stable to prior quarter) – Average deposits increased $32 billion, or 8.4%, due to the ongoing impacts of government stimulus

12 Net interest income & net interest margin 5-Quarter Trend vs. Prior Quarter vs. Year-over-Year $3,313 $3,273 $3,261 $3,267 $3,209 $2,973 $2,965 $3,006 $3,030 $2,999 $340 $308 $255 $237 $210 3.01% 2.88% 2.81% 2.76% 2.76% 2.69% 2.60% 2.58% 2.55% 2.57% Core net interest income TE ($ MM) Purchase accounting accretion ($ MM) Reported NIM (%) Core NIM (%) 1Q21 2Q21 3Q21 4Q21 1Q22 – Net interest income declined 1.8% as a result of 2 fewer days, lower purchase accounting accretion (PAA), and lower PPP fees; partially offset by lower premium amortization – NIM was stable at 2.76% – Core NIM increased 2 bps as a result of higher investment portfolio yields (lower premium amortization) – PAA contribution declined by 2 bps – Net interest income declined 3.1% due to lower PAA and 2.0% decline in average loans; partially offset by 25% increase in securities portfolio as a result of deposit growth – NIM declined 25 bps – Core NIM declined 12 bps due to higher levels of liquidity, lower PPP fees, and ongoing impact of low rate environment – PAA contribution declined by 13 bps 1 1 See non-GAAP reconciliations in the appendix

13 Year 1 Net Interest Income Sensitivity1 Commentary Interest rate sensitivity – 4.3% asset sensitivity in +100 bps ramp – ~80% of asset sensitivity from short-end of the curve – One 25 bps Fed Hike (short-end only, 25% Beta) is worth 6 bps to NIM, all else equal – Other relevant data points – 52% of loans are floating rate – Vast majority of current exposure is to 1ML; SOFR exposure increasing by the month – Minimal current contribution from in-the-money floors 1 Market rate increase or decrease scenarios assume either (1) a ramped, parallel 25 basis point change per quarter in market interest rates or (2) instantaneous change. Also assumes that market rates floor at 1 basis point. Balanced approach to managing interest rate risk provides upside to higher rates, with downside protection 1.9% 3.3% 4.3% 7.2% 2.1% 4.2% 7.9% 13.6% Ramp Shock Up 25 Up 50 Up 100 Up 200

# Noninterest income

**5-Quarter Trend**


$2,197
40.1%
$2,405
42.6%
$2,365
42.2%
$2,323
41.7%
$2,142
40.2%
1Q21
2Q21
3Q21
4Q21
1Q22
Noninterest income ($ MM)
Fee income ratio (%)

**vs. Prior Quarter**

- Noninterest income declined $181 million, or 7.8%
  - Investment banking & trading declined $116 million, or 31%, driven by volatile market conditions that impacted M&A, high yield / leveraged finance, and equity
  - Residential mortgage income declined $70 million due to lower gain-on-sale margins and lower refinance activity as a result of higher rate environment
  - Card & payment related fees and service charges declined $33 million, primarily due to seasonality
  - Other income, excluding merchant acquisition gain and NQDCP impacts, up $31 million due to prior quarter valuation adjustment on Visa derivative *(see table below)*
- 1Q22 included $74 million gain on redemption of noncontrolling interest; also realized $69 million loss on securities repositioning

**vs. Year-over-Year**

- Noninterest income declined $55 million, or 2.5%
  - Investment banking & trading declined 25% due to lower high yield bond and equity originations, in addition to lower core trading income
  - Partially offset by strong 16% growth in insurance revenue (7.2% organic growth and acquisitions)
  - Other income, excluding certain one-time gains and NQDCP impacts, increased $56 million primarily due to higher SBIC income *(see table below)*

| Other income detail | 1Q21 | 4Q21 | 1Q22 |
|---|---|---|---|
| Other income *(ex. items below)* | $ 15 | $ 40 | $ 71 |
| NQDCP impact | 23 | (7) | (44) |
| Gain on selected transactions | 37 | 0 | 74 |
| **Other income** | **$ 75** | **$ 33** | **$ 101** |

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15 – Noninterest expense decreased 0.7% – 1Q22 includes $418 million of merger costs1 compared to $427 million in 4Q21 – 1Q costs connected to new Truist signage, integration-related consulting costs, branch closures/impairments, and data center decommissioning – Adjusted noninterest expense was $3.1 billion, down 0.4% – Personnel expense2 declined by $10 million, as a result of lower incentive compensation, impacts from the nonqualified plan, partially offset by seasonally higher expenses (FICA, 401(k), equity grants) $3,117 $3,182 $3,257 $3,131 $3,119 65.8% 71.0% 67.8% 66.5% 69.0% 56.9% 56.1% 57.9% 56.0% 58.3% Adjusted noninterest expense Merger costs Amortization Other significant items GAAP efficiency ratio Adjusted efficiency ratio 1Q21 2Q21 3Q21 4Q21 1Q22 – Noninterest expense up 1.8% – Merger costs1 increased $102 million due to aforementioned factors – Adjusted noninterest expense stable – Personnel expense2 declined by $73 million, or 3.5% as a result of impacts from the nonqualified plan, lower performance-driven incentives, and lower FTEs – Net occupancy costs2 down $21 million, or 10%, due to ongoing real estate rationalization – Software and marketing costs up $40 million due to ongoing investments in technology and branding – Other expense2 increased $53 million primarily as a result of higher operational losses 5-Quarter Trend ($ MM) vs. Prior Quarter vs. Year-over-Year $574$685 1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger 2 Excludes incremental operating expenses related to the merger Noninterest expense $144 $142 $145 $143 $137 $418$427$363$487$316 $36 $200 $30 $3,610 $4,011 $3,795 $3,700 $3,674 1

16 Asset quality 4.5x 9.0x 8.8x $421Net Charge-Offs Provision / (Benefit) for Credit Losses Nonperforming Loans / LHFI ALLL $238 $142 $135 $182 $178 0.33% 0.20% 0.19% 0.25% 0.25% NCO NCO ratio 1Q21 2Q21 3Q21 4Q21 1Q22 1Q21 2Q21 3Q21 4Q21 1Q22 0.40% 0.37% 0.38% 0.38% 0.36% 1Q21 2Q21 3Q21 4Q21 1Q22 $5,662 $5,121 $4,702 $4,435 $4,170 1.94% 1.79% 1.65% 1.53% 1.44% ALLL ALLL ratio ALLL / NCO 1Q21 2Q21 3Q21 4Q21 1Q22 Continued favorable credit environment Provision benefit reflects strong credit performance and solid economic conditions ALLL ratio declined 9 bps (coverage remains very strong) Asset quality remains excellent, reflecting our prudent risk culture, diverse portfolio, and solid economic conditions Leading indicators (NPL, early stage delinquencies) remain strong $48 ($434) ($324) ($103) ($95) 5.9X 9.0X 8.8X 6.1X 5.8X

17 Capital and liquidity position Commentary Capital and liquidity position 10.1% 9.6% 9.4% Common Equity Tier 1 Tier 1 Total 1Q21 4Q21 1Q22 Current quarter regulatory capital information is preliminary 111% 114% 111% $80.2 $86.7 $83.9 LCR HQLA ($ B) 1Q21 4Q21 1Q22 13.9% Capital position – CET1 ratio was 9.4%, down 20 bps from 12/31 – Decline driven by acquisitions of Kensington Vanguard and certain merchant services relationships, RWA growth, and the impact from the phase in of the CECL transition relief – Dividend of $0.48 per share – Submitted 2022 Capital Plan to Federal Reserve Board on April 5 – Transferred ~40% of securities portfolio from AFS to HTM in 1Q22 to mitigate AOCI risk / volatility – Overall, continue to maintain a very strong capital position, particularly in the context of risk and profitability profile Liquidity position – Average LCR for 1Q22 was 111% – Average loan-to-deposit ratio of 70% 12.0% 14.3% 13.2% 11.3% 11.0% 13.0%

# 1Q22 selected transactions

| | Kensington Vanguard acquisition | Merchant services acquisition | Securities repositioning |
|---|---|---|---|
| **Description** | – Significantly expands Truist's presence in the title insurance market<br>– Adds to capabilities in larger and more complex commercial transactions<br>– Closed March 1, 2022 | – Terminated merchant acquiring revenue share alliance and purchased a significant portion of the alliance's merchant accounts<br>– Positions Truist to control more of the end-to-end client experience when serving merchant clients<br>– Closed March 4, 2022 | – Sold ~$3.2B of securities yielding ~2.10% |
| **Initial impact** | – 8 bps impact to CET1 | – 5 bps impact to CET1 (inclusive of the $74 million gain) | – Pre-tax loss of $69 million<br>– 1 bp impact to CET1 |
| **Ongoing financial impact** | – ~$115 million annual revenue<br>– ~30% EBITDA margin (after year 1)<br>– Estimated ~20% IRR | – ~$40 million increased annual revenue<br>– ~$15 million increased annual cash expenses<br>– Estimated ~25% IRR | – Reinvestment yield of ~3.20%<br>– ~2 year payback |

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Merger Integration Update

# Integration is substantially complete

**Progress so far...**

*February – March '22*

- Truist Securities conversion (3Q20)
- Wealth brokerage (1Q21) and Wealth trust (2Q21) conversions
- Began client migration to new digital experience (3Q21)
- Retail mortgage origination ecosystem (3Q21)
- Integrated commercial lending platform and migrated hBBT clients to Truist ecosystem (4Q21)
- Migrated ~7MM hSTI clients to Truist ecosystem
- 2,000 branches converted and ~400 branches closed
- 6,000 new signs
- Completed client digital migration and retired SunTrust.com
- Mortgage servicing conversion

**...What's left?**

- Teller platform migration (2Q-4Q '22)
- Decommissioning
  - 6 → 3 data centers
  - ~30% reduction in applications (2Q-4Q '22)

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# Achieving net cost saves

Cost saves

### Third Party Spend

Targeting
10% reduction in
sourceable spend

*Achieved through:*
*1Q21–9.3%*
*2Q21–10.3%*
*3Q21–11.2%*
*4Q21–11.5%*
***1Q22–11.9%***

### Retail Banking

Targeting 800+ total
closures by 1Q22

*Cumulative closures through:*
*1Q21–374*
*2Q21–374*
*3Q21–413*
*4Q21–414*
***1Q22–822***

### Non-Branch Facilities

Targeting approximately
5MM+
net sq. ft. reductions

*Cumulative closures through:*
*1Q21–3.5MM*
*2Q21–3.8MM*
*3Q21–4.3MM*
*4Q21–4.6MM*
***1Q22–5.0MM***

### Personnel[1]

Avg. FTEs decreased by
approximately 14% at
1Q22

*Includes normal*
*attrition and reductions*
*in force*

### Technology

Driven by integration
efforts, applications,
hardware, and staff
rationalization; savings
anticipated post
conversion /
decommissioning process
(2H22)

Investments

### Digital Innovation

*Includes LightStream expansion, digital payments, digital end-to-end onboarding, and digital treasury*

### Marketing / Branding

*Includes digital marketing, hyper-personalization, and CRM capabilities and teams*

### Talent / Benefits

*Includes pension, revenue producers in fee businesses (e.g. CIB, wealth, and insurance), and merit*

### Technology Platforms

*Includes best of both technology, modernization, increased utilization of the cloud, and NextGen cyber capabilities*

TRUIST

1 Reflects normal attrition and reductions in force from 1Q19 proforma through 4Q21, excluding FTE increases from acquisitions

21

22 2020 2021 2022 2023 Pandemic Executional excellence Transformation and growth Integration Well Positioned for 2022 – Finalize the merger – February conversion (complete) – Eliminate merger-related charges and incremental operating expenses by year-end – Achieve cost saves objectives – Shift from integration to executional excellence, transformation, and growth – Realize significant benefit from becoming One Truist (systems, digital, brand) – Client experience enhancements – Continue to target positive operating leverage in 2022 Shifting from integration focus to executional excellence, transformation, and growth

23 Investment thesis Why Truist? Purpose-Driven Culture Exceptional Company Investing in the Future Leading Financial Performance – Inspire and build better lives and communities – Optimize long-term value for all stakeholders through safe, sound, and ethical practices – Attract and retain top talent – Continued strong ESG progress – 7th largest U.S. commercial bank – Comprehensive and diverse business mix with distinct capabilities in insurance, investment banking, digital / point-of- sale lending, and advice / industry expertise – Significant revenue synergy potential – Strong market shares in high growth footprint (South / Mid-Atlantic) with select national businesses – Building a better technology foundation with ‘best of breed’ approach – Obsess over enhanced client experience to drive client acquisition – Enabling convenient commerce – Fit-for-purpose approach (build, buy, partner) – Increased usage of open banking, APIs, and Truist Ventures – Targeting strong growth and profitability (with lower volatility) – Continued confidence in achieving $1.6 billion of net cost savings – ROATCE: Low 20s – ER: Low 50s – Disciplined risk and financial management; focus on diversity – Strong risk adjusted capital position

Appendix

# Consumer Banking & Wealth

*Represents performance for Retail and Small Business Banking, Wealth, Mortgage Banking, Dealer Retail Services, and National Consumer Finance & Payments*

**Metrics**

| **Income statement ($ MM)** | **1Q22** | **Linked Qtr. Change** | **Like Qtr. Change** |
|---|---|---|---|
| Net interest income | $2,178 | ($47) | $194 |
| Provision for credit losses | 74 | 15 | (26) |
| Noninterest income | 950 | (42) | 30 |
| Noninterest expense | 1,919 | (31) | 4 |
| Segment net income | 864 | (101) | 183 |
| **Balance Sheet ($ B)** | | | |
| Average loans[(1)] | $131.7 | ($1.7) | ($1.8) |
| Average deposits | 253.4 | 4.3 | 22.6 |
| **Other Key Metrics** | | | |
| Mortgages serviced for others ($ B)[(2)] | $195.7 | ($0.3) | $15.9 |
| Wealth management AUM ($ B)[(2)] | 196.5 | (13.1) | 5.3 |
| Branches | 2,112 | (405) | (444) |

**Commentary**

- Segment net income of $864 million, down $101 million from the prior quarter
- Sequential decline in net interest income driven by lower average loans, reduced PAA income, and fewer days, partially offset by higher funding credit for deposits
- Loan balance decline vs. 4Q21 primarily driven by lower mortgage warehouse and indirect auto loans, partially offset by increased residential mortgage balances
- Deposits continue to grow (up 2% vs. 4Q21) driven by tax refunds and other seasonal impacts
- Provision for credit losses relatively stable vs. 4Q21, and better YoY due to improved economic environment
- Fee income down 4% vs. 4Q21 due in large part to a decline in residential mortgage income, deposit service charges and card fees, partially offset by an increase in other income
  - Mortgage banking income down 44%, driven primarily by lower gain on sale margins and production volume
  - Deposit service charges down 10% primarily due to seasonality
  - Card and payment related fees down 5% due to seasonality
  - Other income increased due to the gain on the redemption of noncontrolling equity interest
- Strong expense discipline drove a 2% reduction in expenses QoQ despite an increase in operational losses
- Branch count down 16% vs. 4Q21 due to MOE consolidations

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

TRUIST

A-1

# Corporate & Commercial Banking

*Represents performance for Commercial Community Banking, Corporate & Investment Banking, and CRE & Grandbridge*

**Metrics**

| Income Statement ($ MM) | 1Q22 | Linked Qtr. Change | Like Qtr. Change |
|---|---|---|---|
| Net interest income | $1,249 | ($46) | ($31) |
| Provision for credit losses | (150) | 33 | (115) |
| Noninterest income | 619 | (171) | (73) |
| Noninterest expense | 757 | (57) | (18) |
| Segment net income | 985 | (177) | 19 |
| **Balance Sheet ($ B)** | | | |
| Average loans[(1)] | $154.5 | $4.5 | ($3.7) |
| Average deposits | 152.0 | (3.1) | 7.8 |

**Commentary**

- Net income of $985 million decreased $177 million or 15% vs. 4Q21 driven by weaker fee performance and lower NII partially offset by lower expenses
- NII of $1.2 billion decreased $46 million as a result of lower loan spreads and a reduction in PPP fees, partially offset by higher loan balances
- Noninterest income of $619 million decreased $171 million, or 22%
  - $117 million lower investment banking and trading fees vs. 4Q21 led by lower M&A fees, loan syndications, high yield bonds and equity originations
  - Operating lease fee income lower by $13 million partially due to PAA
  - $13 million lower commercial mortgage origination and servicing revenue (seasonal)
  - $14 million lower SBIC and solar power investment income
- Total expenses of $757 million down $57 million with lower variable incentives and an ongoing focus on efficiencies
- Average loans of $154.5 billion increased $4.5 billion or 3.0% due to broad based loan growth across multiple industry groups and higher revolver utilization
- Average deposits of $152 billion decreased $3.1 billion or 2.0% primarily due to seasonality of municipal deposits collected in 4Q

(1) Excludes loans held for sale

TRUIST

A-2

# Insurance Holdings

*Represents performance for Truist Insurance Holdings' Retail, Wholesale and Services Divisions*

**Metrics**

| Income statement ($ MM) | 1Q22 | Linked Qtr. Change | Like Qtr. Change |
|---|---|---|---|
| Net interest income | $24 | $1 | $— |
| Noninterest income | 737 | 56 | 104 |
| Total revenue | 761 | 57 | 104 |
| Noninterest expense | 560 | 13 | 80 |
| Segment net income | 152 | 26 | 19 |
| **Performance ($ MM)** | | | |
| Y-o-Y organic revenue growth | 7.2% | (3.6%) | 0.8% |
| Net acquired revenue | 58 | (4) | 30 |
| Performance based commissions | 17 | (10) | 1 |
| Adjusted EBITDA[(1)] | 240 | 45 | 32 |
| Adjusted EBITDA margin[(1)] | 31.6% | 3.9% | (0.1%) |

**Commentary**

- Truist Insurance Holdings produced another strong quarter, driven by solid new business growth, strong IRM performance and outstanding execution from our teammates in helping our clients navigate a challenging market environment
- Market conditions
  - Prior year market tailwinds remain – rising rates, exposure growth, GDP growth, augmented by inflationary pressures and tightening labor markets
  - Seeing consistent P&C price increases, comparable to 2021
- Revenue increased 16% vs. 1Q21
  - Organic revenue growth was 7.2%
  - New business was up 11%
  - Acquired revenue of $58 million
  - Revenue up 8% vs. 4Q21 primarily due to revenue seasonality in employee benefit commissions
- Expenses were up 17% vs. 1Q21
  - Increase driven by higher performance-based incentive expense, higher travel & entertainment expense and increase from acquisitions
- Closed acquisition of Kensington Vanguard (KV) March 1, and created Truist Insurance Holdings Services Division
  - KV projected to add ~$115 million to noninterest income and ~$30 million in EBITDA over first 12 months

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-3

# Purchase accounting summary(1)

($ MM)

| | As of/For the Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| **Loans and Leases**[2] | | | | | |
| Beginning balance unamortized fair value mark | $ (1,323) | $ (1,540) | $ (1,777) | $ (2,067) | $ (2,395) |
| Accretion | 191 | 217 | 233 | 285 | 316 |
| Purchase accounting adjustments and other activity | 13 | — | 4 | 5 | 12 |
| Ending balance | $ (1,119) | $ (1,323) | $ (1,540) | $ (1,777) | $ (2,067) |
| **Core deposit and other intangible assets** | | | | | |
| Beginning balance | $ 3,408 | $ 2,930 | $ 2,665 | $ 2,825 | $ 2,984 |
| Additions - acquisitions | 430 | 647 | 418 | — | 14 |
| Amortization | (137) | (143) | (145) | (142) | (144) |
| Amortization in net occupancy expense | (8) | (3) | (4) | (3) | (3) |
| Purchase accounting adjustments and other activity | — | (23) | (4) | (15) | (26) |
| Ending balance | $ 3,693 | $ 3,408 | $ 2,930 | $ 2,665 | $ 2,825 |
| **Deposits**[3] | | | | | |
| Beginning balance unamortized fair value mark | $ (7) | $ (9) | $ (12) | $ (15) | $ (19) |
| Amortization | 2 | 2 | 3 | 3 | 4 |
| Ending balance | $ (5) | $ (7) | $ (9) | $ (12) | $ (15) |
| **Long-Term Debt**[3] | | | | | |
| Beginning balance unamortized fair value mark | $ (139) | $ (157) | $ (176) | $ (196) | $ (216) |
| Amortization | 17 | 18 | 19 | 20 | 20 |
| Ending balance | $ (122) | $ (139) | $ (157) | $ (176) | $ (196) |

(1) Includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-4

A-5 M&A related financial impacts Purchase accounting accretion Amortization of intangibles Merger-related and restructuring charges Incremental operating expenses related to the merger 1Q21 $340 $144 $141 $175 2Q21 308 142 297 190 3Q21 255 145 172 191 4Q21 237 143 212 215 1Q22 210 137 216 202 2Q22E 170 150 60 150 3Q22E 160 140 10 90 4Q22E 140 140 30 50 1Q23E 130 130 No costs for the BBT / STI MOE No longer applicable and will not be in expense base 2Q23E 120 120 3Q23E 100 120 4Q23E 100 120 FY 2021 $1,140 $574 $822 $771 FY 2022E 680 567 316 492 FY 2023E 450 490 N/A N/A ($ MM) Amounts for future periods are based on Company projections

A-6 PPP details PPP Revenue ($ MM) PPP Yields (%) Average PPP ($ B) EOP PPP ($ B) PPP Contribution to NIM (bps) 2Q20 $55 2.6% $8.7 $12.0 0 3Q20 78 2.6 12.1 12.2 -1 4Q20 108 3.6 11.8 10.8 3 1Q21 132 5.3 10.0 10.1 6 2Q21 124 5.7 8.7 6.0 6 3Q21 85 7.2 4.7 3.5 5 4Q21 55 8.0 2.7 2.1 3 1Q22 34 8.5 1.6 1.2 2 FY 2020 $241 3.0% $8.2 $10.8 0 FY 2021 395 6.1 6.5 2.1 5

A-7 2Q22–1Q23 preferred stock projected dividends Estimates assume forward curve for LIBOR as of 4/1/22. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above. Table may not foot due to rounding Truist Preferred Outstandings ($ MM) 2Q22 3Q22 4Q22 1Q23 Series I $173 $1.8 $1.8 $1.7 $1.7 Series J $102 1.0 1.0 1.0 1.0 Series L $750 18.9 8.7 9.8 10.8 Series M $500 12.8 — 12.8 — Series N $1,700 — 40.8 — 40.8 Series O $575 7.5 7.5 7.5 7.5 Series P $1,000 24.8 — 24.8 — Series Q $1,000 — 25.5 — 25.5 Series R $925 11.0 11.0 11.0 11.0 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $77.8 $96.4 $68.7 $98.3

Non-GAAP Reconciliations

# Non-GAAP reconciliations

## Diluted EPS

($ MM, except per share data, shares in thousands)

| | Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| Net income available to common shareholders - GAAP | $ 1,327 | $ 1,524 | $ 1,616 | $ 1,559 | $ 1,334 |
| Merger-related and restructuring charges | 166 | 163 | 132 | 228 | 108 |
| Securities (gains) losses | 53 | — | — | — | — |
| Loss (gain) on early extinguishment of debt | — | — | — | (1) | (2) |
| Incremental operating expenses related to the merger | 155 | 165 | 147 | 146 | 134 |
| Charitable contribution | — | — | — | 153 | — |
| Professional fee accrual | — | — | 23 | — | — |
| Acceleration for cash flow hedge unwind | — | — | — | — | 28 |
| Gain on redemption of noncontrolling equity interest | (57) | — | — | — | — |
| Net income available to common shareholders - adjusted | $ 1,644 | $ 1,852 | $ 1,918 | $ 2,085 | $ 1,602 |
| Weighted average shares outstanding - diluted | 1,341,563 | 1,343,029 | 1,346,854 | 1,349,492 | 1,358,932 |
| **Diluted EPS - GAAP** | **$ 0.99** | **$ 1.13** | **$ 1.20** | **$ 1.16** | **$ 0.98** |
| **Diluted EPS - adjusted[(1)]** | **1.23** | **1.38** | **1.42** | **1.55** | **1.18** |

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-9

# Non-GAAP reconciliations

## Efficiency ratio

($ MM)

| | Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| Efficiency ratio numerator - noninterest expense - GAAP | $ 3,674 | $ 3,700 | $ 3,795 | $ 4,011 | $ 3,610 |
| Merger-related and restructuring charges, net | (216) | (212) | (172) | (297) | (141) |
| Gain (loss) on early extinguishment of debt | — | 1 | — | — | 3 |
| Incremental operating expense related to the merger | (202) | (215) | (191) | (190) | (175) |
| Amortization of intangibles | (137) | (143) | (145) | (142) | (144) |
| Charitable contribution | — | — | — | (200) | — |
| Professional fee accrual | — | — | (30) | — | — |
| Acceleration for cash flow hedge unwind | — | — | — | — | (36) |
| Efficiency ratio numerator - adjusted | $ 3,119 | $ 3,131 | $ 3,257 | $ 3,182 | $ 3,117 |
| | | | | | |
| Efficiency ratio denominator - revenue[(1)] - GAAP | $ 5,325 | $ 5,566 | $ 5,598 | $ 5,650 | $ 5,482 |
| Taxable equivalent adjustment | 26 | 24 | 28 | 28 | 28 |
| Securities (gains) losses | 69 | — | — | — | — |
| Gain on redemption of noncontrolling equity interest | (74) | — | — | — | — |
| Gains on divestiture of certain businesses | — | — | — | — | (37) |
| Efficiency ratio denominator - adjusted | $ 5,346 | $ 5,590 | $ 5,626 | $ 5,678 | $ 5,473 |
| | | | | | |
| **Efficiency ratio - GAAP** | **69.0 %** | **66.5 %** | **67.8 %** | **71.0 %** | **65.8 %** |
| **Efficiency ratio - adjusted[(2)]** | **58.3** | **56.0** | **57.9** | **56.1** | **56.9** |

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-10

# Non-GAAP reconciliations

## Pre-provision net revenue

($ MM)

| | Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| Net income | $ 1,416 | $ 1,602 | $ 1,704 | $ 1,658 | $ 1,473 |
| Provision for credit losses | (95) | (103) | (324) | (434) | 48 |
| Provision for income taxes | 330 | 367 | 423 | 415 | 351 |
| Taxable-equivalent adjustment | 26 | 24 | 28 | 28 | 28 |
| **Pre-provision net revenue[1][2]** | **$ 1,677** | **$ 1,890** | **$ 1,831** | **$ 1,667** | **$ 1,900** |
| | | | | | |
| PPNR | $ 1,677 | $ 1,890 | $ 1,831 | $ 1,667 | $ 1,900 |
| Merger-related and restructuring charges, net | 216 | 212 | 172 | 297 | 141 |
| Gain (loss) on early extinguishment of debt | — | (1) | — | — | (3) |
| Incremental operating expense related to the merger | 202 | 215 | 191 | 190 | 175 |
| Amortization of intangibles | 137 | 143 | 145 | 142 | 144 |
| Charitable contribution | — | — | — | 200 | — |
| Professional fee accrual | — | — | 30 | — | — |
| Acceleration for cash flow hedge unwind | — | — | — | — | 36 |
| Securities (gains) losses | 69 | — | — | — | — |
| Gain on redemption of noncontrolling equity interest | (74) | — | — | — | — |
| Gains on divestiture of certain businesses | — | — | — | — | (37) |
| **Pre-provision net revenue - adjusted[1][2]** | **$ 2,227** | **$ 2,459** | **$ 2,369** | **$ 2,496** | **$ 2,356** |

(1) Revenue is defined as net interest income plus noninterest income.
(2) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

TRUIST

A-11

# Non-GAAP reconciliations

## Return on average assets

($ MM)

| | As of / Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| Net income - GAAP | $ 1,416 | $ 1,602 | $ 1,704 | $ 1,658 | $ 1,473 |
| Merger-related and restructuring charges | 166 | 163 | 132 | 228 | 108 |
| Securities (gains) losses | 53 | — | — | — | — |
| Loss (gain) on early extinguishment of debt | — | — | — | (1) | (2) |
| Incremental operating expenses related to the merger | 155 | 165 | 147 | 146 | 134 |
| Charitable contribution | — | — | — | 153 | — |
| Professional fee accrual | — | — | 23 | — | — |
| Acceleration for cash flow hedge unwind | — | — | — | — | 28 |
| Gain on redemption of noncontrolling equity interest | (57) | — | — | — | — |
| Numerator - adjusted[(1)] | $ 1,733 | $ 1,930 | $ 2,006 | $ 2,184 | $ 1,741 |
| Average assets | $ 535,981 | $ 534,911 | $ 526,685 | $ 518,774 | $ 508,833 |
| **Return on average assets - GAAP** | **1.07 %** | **1.19 %** | **1.28 %** | **1.28 %** | **1.17 %** |
| **Return on average assets - adjusted** | **1.31** | **1.43** | **1.51** | **1.69** | **1.39** |

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-12

# Non-GAAP reconciliations

## Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

| | As of / Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| Common shareholders' equity | $ 58,348 | $ 62,598 | $ 62,227 | $ 61,663 | $ 60,752 |
| Less: Intangible assets, net of deferred taxes | 29,229 | 28,772 | 27,066 | 26,296 | 26,413 |
| Tangible common shareholders' equity[(1)] | $ 29,119 | $ 33,826 | $ 35,161 | $ 35,367 | $ 34,339 |
| Outstanding shares at end of period | 1,331,414 | 1,327,818 | 1,334,892 | 1,334,770 | 1,344,845 |
| **Common shareholders' equity per common share** | **$ 43.82** | **$ 47.14** | **$ 46.62** | **$ 46.20** | **$ 45.17** |
| **Tangible common shareholders' equity per common share[(1)]** | **21.87** | **25.47** | **26.34** | **26.50** | **25.53** |
| Net income available to common shareholders | $ 1,327 | $ 1,524 | $ 1,616 | $ 1,559 | $ 1,334 |
| Plus amortization of intangibles, net of tax | 105 | 110 | 113 | 107 | 111 |
| Tangible net income available to common shareholders[(1)] | $ 1,432 | $ 1,634 | $ 1,729 | $ 1,666 | $ 1,445 |
| Average common shareholders' equity | $ 60,117 | $ 61,807 | $ 62,680 | $ 61,709 | $ 62,252 |
| Less: Average intangible assets, net of deferred taxes | 28,905 | 27,523 | 27,149 | 26,366 | 26,535 |
| Average tangible common shareholders' equity[(1)] | $ 31,212 | $ 34,284 | $ 35,531 | $ 35,343 | $ 35,717 |
| **Return on average common shareholders' equity** | **9.0 %** | **9.8 %** | **10.2 %** | **10.1 %** | **8.7 %** |
| **Return on average tangible common shareholders' equity[(1)]** | **18.6** | **18.9** | **19.3** | **18.9** | **16.4** |

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk.These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-13

# Non-GAAP reconciliations

## Return on average common equity and average tangible common equity

($ MM)

| | As of / Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| Net income available to common shareholders - GAAP | $ 1,327 | $ 1,524 | $ 1,616 | $ 1,559 | $ 1,334 |
| Merger-related and restructuring charges | 166 | 163 | 132 | 228 | 108 |
| Securities (gains) losses | 53 | — | — | — | — |
| Loss (gain) on early extinguishment of debt | — | — | — | (1) | (2) |
| Incremental operating expenses related to the merger | 155 | 165 | 147 | 146 | 134 |
| Charitable contribution | — | — | — | 153 | — |
| Professional fee accrual | — | — | 23 | — | — |
| Acceleration for cash flow hedge unwind | — | — | — | — | 28 |
| Gain on redemption of noncontrolling equity interest | (57) | — | — | — | — |
| Net income available to common shareholders - adjusted | 1,644 | 1,852 | 1,918 | 2,085 | 1,602 |
| Amortization | 105 | 110 | 113 | 107 | 111 |
| Net income available to common shareholders - tangible adjusted | $ 1,749 | $ 1,962 | $ 2,031 | $ 2,192 | $ 1,713 |
| Average common shareholders' equity | $ 60,117 | $ 61,807 | $ 62,680 | $ 61,709 | $ 62,252 |
| Plus: Estimated impact of adjustments on denominator | 158 | 164 | 151 | 263 | 134 |
| Average common shareholders' equity - adjusted | 60,275 | 61,971 | 62,831 | 61,972 | 62,386 |
| Less: Average intangible assets | 28,905 | 27,523 | 27,149 | 26,366 | 26,535 |
| Average tangible common shareholders' equity - adjusted | $ 31,370 | $ 34,448 | $ 35,682 | $ 35,606 | $ 35,851 |
| **Return on average common shareholders equity - GAAP** | **9.0 %** | **9.8 %** | **10.2 %** | **10.1 %** | **8.7 %** |
| **Return on average common shareholders equity - adjusted** | **11.1 %** | **11.9 %** | **12.1 %** | **13.5 %** | **10.4 %** |
| **Return on average tangible common shareholders equity - adjusted** | **22.6** | **22.6** | **22.6** | **24.7** | **19.4** |

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-14

# Non-GAAP Reconciliations

## Operating Leverage[1]

($ MM)

| | Quarter Ended | | | % Growth 1Q22 vs. | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | March 31 2021 | 4Q21 | 1Q21 |
| Revenue[2] - GAAP | $ 5,325 | $ 5,566 | $ 5,482 | (4.3)% | (2.9)% |
| Taxable equivalent adjustment | 26 | 24 | 28 | | |
| Securities (gains) losses | 69 | — | — | | |
| Gain on redemption of noncontrolling equity interest | (74) | — | — | | |
| Gains on divestiture of certain businesses | — | — | (37) | | |
| Revenue[2] - adjusted | $ 5,346 | $ 5,590 | $ 5,473 | (4.4)% | (2.3)% |
| Noninterest expense - GAAP | $ 3,674 | $ 3,700 | $ 3,610 | (0.7)% | 1.7 % |
| Merger-related and restructuring charges, net | (216) | (212) | (141) | | |
| Gain (loss) on early extinguishment of debt | — | 1 | 3 | | |
| Incremental operating expense related to the merger | (202) | (215) | (175) | | |
| Amortization of intangibles | (137) | (143) | (144) | | |
| Acceleration for cash flow hedge unwind | — | — | (36) | | |
| Noninterest expense - adjusted | $ 3,119 | $ 3,131 | $ 3,117 | (0.4)% | 0.1 % |
| **Operating leverage - GAAP** | | | | **(3.6)%** | **(4.6)%** |
| **Operating leverage - adjusted[3]** | | | | **(4.0)%** | **(2.4)%** |

(1) Operating leverage is defined as percentage growth in revenue less percentage growth in noninterest expense.
(2) Revenue is defined as net interest income plus noninterest income.
(3) The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-15

# Non-GAAP reconciliations

## Core NIM

($ MM)

| | Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| Net interest income - GAAP | $ 3,183 | $ 3,243 | $ 3,233 | $ 3,245 | $ 3,285 |
| Taxable-equivalent adjustment | 26 | 24 | 28 | 28 | 28 |
| Net interest income - taxable-equivalent | 3,209 | 3,267 | 3,261 | 3,273 | 3,313 |
| Accretion of mark on acquired loans | (191) | (217) | (233) | (285) | (316) |
| Accretion of mark on acquired liabilities | (19) | (20) | (22) | (23) | (24) |
| Net interest income - core[1] | $ 2,999 | $ 3,030 | $ 3,006 | $ 2,965 | $ 2,973 |
| Average earning assets - GAAP | $ 469,940 | $ 470,885 | $ 461,750 | $ 455,265 | $ 443,946 |
| Average balance - mark on acquired loans | 1,247 | 1,449 | 1,658 | 1,947 | 2,263 |
| Average earning assets - core[1] | $ 471,187 | $ 472,334 | $ 463,408 | $ 457,212 | $ 446,209 |
| **Annualized net interest margin:** | | | | | |
| **Reported - taxable-equivalent** | **2.76 %** | **2.76 %** | **2.81 %** | **2.88 %** | **3.01 %** |
| **Core[1]** | **2.57** | **2.55** | **2.58** | **2.60** | **2.69** |

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-16

# Non-GAAP reconciliations

## Insurance Holdings adjusted EBITDA

($ MM)

| | Quarter Ended | | | | |
|---|---|---|---|---|---|
| | March 31 2022 | Dec. 31 2021 | Sept. 30 2021 | June 30 2021 | March 31 2021 |
| Segment net interest income | $ 24 | $ 23 | $ 28 | $ 25 | $ 24 |
| Noninterest income | 737 | 681 | 652 | 698 | 633 |
| Total revenue | $ 761 | $ 704 | $ 680 | $ 723 | $ 657 |
| Segment net income (loss) - GAAP | $ 152 | $ 126 | $ 111 | $ 159 | $ 133 |
| Provision (benefit) for income taxes | 49 | 32 | 31 | 50 | 43 |
| Depreciation & amortization | 31 | 25 | 31 | 26 | 28 |
| EBITDA | 232 | 183 | 173 | 235 | 204 |
| Merger-related and restructuring charges, net | 8 | 8 | 2 | 13 | 4 |
| Incremental operating expenses related to the merger | — | 4 | 3 | — | — |
| Adjusted EBITDA[(1)] | $ 240 | $ 195 | $ 178 | $ 248 | $ 208 |
| **Adjusted EBITDA[(1)] margin** | **31.6 %** | **27.7 %** | **26.2 %** | **34.3 %** | **31.7 %** |

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-17

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